Exhibit 8.1

Doc ref: 20221122-CGA
22 November 2022	Pitcher Partners Legal NSW Pty Ltd Level 16, Tower 2 Darling Park 201 Sussex Street Sydney NSW 2000 Postal Address GPO Box 1615 Sydney NSW 2001 p. +61 2 9221 2099 e. sydneypartners@pitcher.com.au
The Directors
Medlab Clinical Limited
Units 5 and 6, 11-13 Lord Street
Botany NSW 2019

Dear Directors

Medlab Clinical Limited (the Company)
Form F-1 Registration Statement under the Securities Act of 1933
1.
We have been engaged by the Company to express an opinion regarding the disclosures made in the Company’s Form F-1 Registration Statement made pursuant to the Securities Act of 1933 (being File No.333-267873 – the Registration Statement) concerning the material Australian taxation considerations of purchasing shares in the Company as set out in the section titled “Material United States Federal Income and Australian Tax Considerations” in the Registration Statement.

2.	In forming our opinion, we have had regard to the Registration Statement and the documents contained therein.
3.
Based on the facts as set out in the Registration Statement and in particular on the representations, covenants, assumptions conditions and qualifications described in the Registration Statement, we confirm that the opinions of Pitcher Partners Legal NSW Pty Limited with respect to Australian laws as expressed in the Registration Statement are our opinions and accurately state our views as to the tax matters discussed therein.

4.
Our opinions are based on the current provisions of the Income Tax Assessment Act 1936 (Cth), the Income Tax Assessment Act 1997 (Cth), the A New Tax System (Goods and Services Tax) Act 1999 (Cth), public rulings of the Commissioner of Taxation which are binding on the Commissioner and case law as in effect on the date of this letter. In addition, our opinion is based on the current provisions of the Duties Act 2000 (Vic) as in effect on the date of this letter.

5.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement without admitting we are “experts” within the meaning of the Securities Act of 1933, or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Yours sincerely
Pitcher Partners Legal NSW Pty Limited

/s/ Chris Ardagna
Chris Ardagna
Solicitor Director

2
Pitcher Partners is an association of independent firms.
ABN 27 629 219 254.
Pitcher Partners Legal NSW Pty Ltd.